April 29, 1999



Mr. Irving H. Bowen
Westmark Group Holdings, Inc.
8000 N.  Federal Highway
Boca Raton, FL 33487

Re:      $150,000 Line of Credit to Westmark Group Holdings, Inc.

Dear Mr.  Bowen:

We are pleased to advise you that Northern Trust Bank of Florida, N.A., a national lending association (the "Lender") agrees to make to the Borrower, and by acceptance of this letter, the Borrower agrees to accept, a loan (the "Loan") in the amount and upon and subject to the terms and conditions set forth below.

1.       The Borrower.  The Borrower shall be Westmark Group Holdings, Inc.

2. The Guarantor. The Loan shall require the unconditional guaranty of Westmark Mortgage Corporation for the performance and payment of all obligations of the Borrower to the Lender.

3. Amount of the Loan. The maximum amount of the revolving line of credit shall be one Hundred and Fifty Thousand and no/100 Dollars ($150,000).

4. Use of the Proceeds. Proceeds of the Line of Credit shall be used solely for the purpose of providing short terms working capital needs of the Borrower.

5. Repayment of the Loan.

         5.1 Borrower shall make monthly interest only payments on principal amounts outstanding from time to time. The principal balance of the line of credit is due at maturity (one year from the date of the loan documents) unless the Lender agrees to renew the line of credit.

         5.2 Borrower is required to have a clean up period of thirty (30) consecutive days sometime prior to the maturity of the line of credit.

         5.3 Prepayment of amounts outstanding under the Loan shall be permitted without premium or penalty.

6. Interest. Except in the event of default, interest on principal amounts outstanding from time to time shall accrue at the Prime Rate plus 1% of the Lender. For purposes of this letter-and the Loan, the Prime Rate shall be the annual rate of interest as announced and established by the Lender from time to time as it's prime rate. Such rate is used as a reference rate for the information and use of the Lender in establishing actual rates to be charged to its borrowers. The Prime Rate does not constitute the rate of interest actually charged by the Lender to borrowers of any particular degree of credit-worthiness.

         6.1 The Interest Rate shall be computed on a 360 day year basis and calculated on the actual number of days elapsed (i.e., interest for each day during which any of the principal amount is outstanding shall be computed at the annual interest rate divided by 360).

7. Security for the Loan. All amounts outstanding under the Loan shall be secured by a priority security interest in favor of the Lender in all of the corporate assets owned by the Borrower (collectively, the "Collateral"). The Loan will also be secured by a priority security interest in favor of the Lender in all of the corporate assets owned by the corporate Guarantor which is Westmark Mortgage Corporation. The Loan shall also be secured by such additional security documents, as are required by the Lender in its sole and absolute discretion.

8. Other Liens, Encumbrances, Mortgages and Debt. The Borrower shall not permit the existence of any lien, encumbrance, or mortgage, upon the collateral, except in favor of the Lender. The Loan documents shall provide that the granting or occurrence of any such lien, encumbrance or mortgage upon any part of the collateral or the sale, transfer or conveyance of all or any portion of the collateral (except as to inventory, in the ordinary course of business), or any interest therein, shall constitute a default under the Loan.

9. Insurance. At least 14 days prior to closing, the Borrower shall deliver to the Lender an original paid-up commercial property insurance policy with full replacement cost coverage (before co-insurance) as to the Collateral, and a general liability insurance policy, both in such a form and in amounts as shall be satisfactory to the Lender in its sole and absolute discretion. The Lender reserves the right to approve the insurance company or companies furnishing any policies. The Lender shall be named as the loss payee on all such policies, to the extent that its interest may appear, and additionally, the Lender shall be entitled to receive 30 days prior written notice of the cancellation, amendment or failure to renew any such policy.

10. Opinion of Borrower's Counsel. Prior to or at the closing of the Loan, the Borrower and Guarantor(s) certifies, without limitation that:

         10.1 the Borrower and Guarantor(s) are duly organized and a valid existing entity in good standing under the laws of its respective state of incorporation or formation and have the legal capacity to own, mortgage, lease and operate real property and to otherwise transact business under the laws of the State of Florida.

         10.2 all of the Loan documents are valid, binding and enforceable in accordance with their terms and legally convey to the Lender all of the rights as stated in the Loan documents and purported to be conveyed by the Loan documents;

         10.3 the Borrower and the Guarantors have the full right and legal authority to carry out the terms of this letter and any Loan document required or contemplated by this letter;

         10.4 no material litigation or material claim is pending against the Borrower or the Guarantor(s) which would affect the title or value of the Collateral;

         10.5 the Borrower has complied with all applicable federal, state and local laws and regulations;

         10.6 neither the Loan nor repayment of the Loan violates in any manner the usury laws of the State of Florida, and the manner and payment of interest and all charges required to be paid under the Loan (which charges may include, without limitation, any prepaid interest, service charges, participation, payments, profit percentages, equity participation, additional interest, commitment fees, brokerage fees, interest and other reserves, loan management fees, and all other charges contemplated under this letter, if any) are neither illegal nor usurious in any manner under the laws of the State of Florida.

11. Affirmative Covenants. So long as this Note or any other liabilities of any Borrower hereunder shall remain unpaid, the Borrower and Guarantor(s) agree that they will:

         11.1 Reporting Requirements.  Furnish to the Lender:

         a. As soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year, Lender shall be provided with a copy of the balance sheet of the corporate Borrowers and Guarantors, for such fiscal year as at the end of such fiscal year, and related statements of income and retained earnings and changes in financial position of Borrowers and Guarantors, setting forth in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with the prior year, such financial statements to be audited financial statements by independent certified public accountants of recognized standing acceptable to the Lender.

         b. As soon as available, but in any event not later than forty-five
(45) days after the close of each quarterly period, Lender shall be provided with balance sheets of the corporate Borrowers and Guarantors for such quarterly period; related financial statements, including related statements of income and retained earnings; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods all to be in form and substance acceptable to Lender, such financial statements to be prepared by Borrower and certified by the chief financial officer of Borrower and Guarantors as true and correct. Such statements shall be accompanied in each case by a Covenant Compliance Certificate executed by the Chief Executive officer of the Borrower and Guarantor.

         c. The corporate Borrower and Guarantor shall at all reasonable times and from time to time allow the Lender, by or through any of its officers, agents, attorneys, or accountants, to audit, examine, or inspect or make extracts from the Borrower's and Guarantors books and records and those of any related company; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurance and instruments as the Lender may require more completely to vest in and assure to the Lender its rights hereunder or in any collateral and to carry into effect the provisions and intent of this Commitment Letter.

         d. Promptly, such additional financial and other information, including, without limitation, financial statements of the Borrower and Guarantor and information regarding the Collateral, as the Lender may from time to time reasonably request.

         11.2 Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, and comply with all Contractual obligations and Requirements of law (including, without limitation, any Requirements of Law under or in connection with ERISA), except where the failure to so comply is not likely to have a material adverse effect on the business, operations, assets or financial or other condition of the Borrower or on the Collateral or the Collateral Value of the Borrowing Base.

         11.3 Notices. Promptly give written notice to the Lender of:

         a. The occurrence of any potential defaults or event of default known to responsible management personnel of the Borrower and/or Guarantor and the proposed method of cure thereof.

         b. Any litigation or proceeding affecting the Borrower, the Guarantor or the Collateral which could have a material adverse effect on the Collateral, the Collateral Value of the Borrowing Base of the business, operations, property, or financial or other condition of the Borrower or the Guarantor.

         c. A material adverse change known to responsible management personnel of the Borrower and/or Guarantor in the business, operations, property or financial or other condition of the Borrower or the Guarantor.

         d. Any changes in the following senior management positions of the
Company: President, Chief Financial officer or operations Manager.

         e. Any acquisition, purchase, redemption, retirement, transfer or issuance of any shares of the Borrower's capital stock (including without limitation any options or warrants relating thereto).

12. Negative Covenants. So long as this Note or any other liabilities of any Borrower hereunder shall remain unpaid, the Borrowers and corporate Guarantors agree that they will not, without the prior written consent of the Lender:

         12.1 Other Indebtedness. Incur, permit to remain outstanding, assume or in any way become committed for indebtedness with respect to borrowed money, except (i) indebtedness incurred hereunder or to the Lender.

         12.2 Liens. Create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of its assets now or hereafter owned or acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement; but this subparagraph shall not be deemed to apply to (i) liens of contractors, laborers, or supplymen, tax liens, or liens securing performance or appeal bonds or other similar liens or charges arising out of the Borrower's or corporate Guarantors business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings.

         12.3 Consolidation and Merger; Change of Business. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, or make any change in the nature of its business as a mortgage banker as presently conducted (except, in the case of activities covered previously, with the prior consent of the Lender, which consent shall not be unreasonably withheld).

         12.4 Acquisitions. Without the prior consent of the Lender (which consent shall not be unreasonable withheld), purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any person, other than in the normal course of business as currently conducted (it being expressly agreed and understood that the acquisition of non-recourse servicing is a normal course of business activity and that the acquisition of recourse servicing is not a normal course of business activity).

         12.5 Leverage Ratio. Permit the ratio at any date of Total Liabilities to Adjusted Tangible Net Worth to be more than 15.0:1.0.

         12.6 Minimum Book Net Worth Permit Book Net Worth to be less than $1,000,000.

         12.7 Current Ratio. Permit the ratio at any date of total current assets of the Borrower, Guarantor and its consolidated Subsidiaries (including without limitation the Company) to total current liabilities of the Borrower, Guarantor and its consolidated Subsidiaries (including without limitation the Borrower), each as determined in accordance with GAAP, to be less than 0.85:1.0.

         12.8 Dividends. During any fiscal year, declare and pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any option or warrants issued by it for or with respect to its capital stock), or set aside any funds for any of the foregoing purposes, in an aggregate amount in excess of fifty percent (50%) of the income of the Borrower available to shareholders for such fiscal year as determined in accordance with GAAP.

13. Loan Documents. The Borrower and/or Guarantor(s) shall be required to execute and deliver to the Lender at the closing a promissory note and a security agreement or a loan and security agreement. Additionally, the Borrower and/or Guarantor(s) shall execute and deliver or cause to be executed and delivered to the Lender at the closing all of such other documents as the Lender shall deem appropriate, in its sole and absolute discretion, including, without limitation, promissory notes, guarantees, security agreements, loan and security agreements, UCC- 1 Financing Statements, consents, opinions of counsel for Borrower and/or Guarantor(s) and subordination agreements. Each and every of the documents required by the Lender shall contain such provisions as the Lender in its sole and absolute discretion shall deem appropriate (including, without limitation, provisions concerning events of default, default rates of interest, changes in control, remedies of the Lender, financial information to be provided to the Lender, warranties and representations and affirmative and negative covenants).

14. Closing Costs. The Borrower shall be responsible for the payments of all costs incurred in connection with making and securing the Loan, including, but not limited to, all recording Lender's fees and costs, and all other expenses incurred by the Lender in connection with the issuance of this letter or the closing of the Loan. The Borrower recognizes and accepts its responsibility for payment of all such costs, whether or not the Loan is actually closed or funded.

15. Waiver. No waiver of any provisions of this letter by the Lender shall constitute a waiver of any future matter of similar import or any other matter at any time in the future. This letter constitutes the entire understanding of the parties with respect to the matters referred to in this letter, and no modification hereof shall be binding unless written and signed by the party against whom said modification is sought to be enforced. Wherever applicable, the terms of this letter shall be applicable to the Loan, except to the extent that a particular provision is in conflict with any subsequent documents signed or required by the Lender.

16. Closing Date. The parties agree that the closing of the Loan shall occur no later than May 7, 1999.

17. Time is of the Essence. Time is of the essence with respect to the Borrower's obligations under this letter.

18. Survival Provisions. The obligations of the Borrower contained in this letter shall survive the closing of the Loan, unless otherwise provided in the Loan documents.

19. Brokerage. The Lender shall not be obligated to pay any fee, charges or commissions in connection with the Loan, and the Borrower agrees by the acceptable of this letter to indemnify and hold the Lender harmless from any and all claims, including, but not necessarily limited to, brokerage claims arising out of or in connection with this transaction.

20. Assignment. This letter shall not be transferred, assigned or sold by the Borrower.

21. Applicable Law. This letter and the Loan documents, and the enforcement thereof shall be governed by the laws of the State of Florida without regards to principles of conflicts of laws.

22. Entire Agreement. The parties confirm that this letter contains their complete understanding concerning this transaction as of the effective date of this letter and that it supersedes all prior agreements between the parties on this matter.

23. Time of Acceptance. This letter shall become null and void unless accepted by you by signing a copy of this letter and returning the same to the undersigned representative of the Lender not later than 5:00 P.M. on May 7, 1999.

24. Termination. The Lender may terminate its obligations under this letter at any time prior to closing of the Loan upon:

         24.1 the Borrowers and/or Guarantors failure to comply with the terms of this letter or any reasonable requirements imposed upon the Borrower and/or Guarantor by the Lender;

         24.2 the Borrower and/or Guarantor making any statement or providing any information to the Lender (whether oral or written) to obtain the Loan or in connection with the Loan which is false or misleading;

         24.3 the occurrence of any adverse change in the Borrowers and/or Guarantors respective financial condition, as determined in the sole and absolute discretion of the Lender;

25. Waiver of Jury Trial. BY THE EXECUTION OF THIS COMMITMENT, THE LENDER AND THE BORROWER AGREE TO WAIVE THE RIGHT TO JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING BROUGHT DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS LETTER AND ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER, OR IN ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER WRITTEN OR ORAL) OR ACTIONS OR OMISSIONS OF ANY PARTY TO THIS LETTER. BY THE EXECUTION OF THIS LETTER, THEY ACKNOWLEDGE AND AGREE THAT (A) EACH AGREEMENT, INSTRUMENT OR OTHER DOCUMENT TO BE EXECUTED AND DELIVERED BY THE BORROWER, ANY GUARANTOR OR THE LENDER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS LETTER SHALL CONTAIN PROVISIONS UNDER WHICH THE PARTIES SHALL WAIVE THE RIGHT TO JURY TRIAL, (B) THAT THE WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER ISSUING THIS LETTER, (C) THAT THE LENDER'S POLICIES REQUIRE THE WAIVER OF JURY TRIAL PROVISIONS, AND (D) THAT NO OFFICER OF THE LENDER HAS THE AUTHORITY TO MODIFY THE TERMS OF THE WAIVER.

Sincerely,

NORTHERN TRUST BANK OF FLORIDA, N.A.


By:_________________________________________
         Steven L. Arbogast; Vice President


Agreed and Accepted the 30th day of April, 1999.

As to the Borrower:

Westmark Group Holdings, Inc.

By:________________________________________
         Irving H.  Bowen; Treasurer


As to the Guarantor:

Westmark Mortgage Corporation, Inc.

By:________________________________________
         Irving H.  Bowen; Treasurer